    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1998

                                                          REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

===============================================================================


                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                           LILLIAN VERNON CORPORATION
            --------------------------------------------------------
            (Exact name of Registrant as specified in its character)


               DELAWARE                             13-2529859
               --------                             ----------
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)


                   One Theall Road, Rye, New York 10580-1450
                   -----------------------------------------
                    (Address of Principal Executive Office)



                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                              (Full Title of Plan)


                                 Lillian Vernon
                                 --------------
                     (Chairman and Chief Executive Officer)

                           Lillian Vernon Corporation
                                One Theall Road
                            Rye, New York 10580-1450

                                 (914) 925-1200
            -------------------------------------------------------
            (Name, address including zip code and telephone number,
                  including area code, of agent for service).



                                   Copies to:

                              Alan M. Rashes, Esq.
                          Salon, Marrow & Dyckman, LLP
                                685 Third Avenue
                            New York, New York 10017
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


Title of Each Class    Amount to be        Proposed Maximum      Proposed               Amount of
of Securities to be    Registered          Offering Price        Maximum                Registration
Registered             -------------       Per Share             Aggregate              Fee
-------------------                        ----------------      Offering Price         ------------
                                                                 --------------
Common Stock, $.01     100,000 (1)(2)          $17.75(3)           $1,775,000              $523.63


------------------


(1) Represents the shares issuable to employees under the Employee Stock Purchase Plan.

(2) Includes an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the closing price of the Common Stock as reported by the American Stock Exchange (the "AMEX") on August 25, 1998.

                           LILLIAN VERNON CORPORATION

Cross Reference Sheet Pursuant to Rule SK 501(b) Between Registration Statement (Form S-8) and Section 10(a) Prospectus.

         Item Number and Caption           Heading in Prospectus
         -----------------------           ---------------------
1. (a)  General Plan Information           Cover, Prospectus
                                           Summary, The Company,
                                           Cover

   (b)  Securities to be Offered           Cover

   (c)  Employees Who May Participate      Eligibility

   (d)  Purchase of Securities             Securities Covered by
        Pursuant to the Plan and           the Prospectus, Payment
        Payment for Securities Offered     Periods and Option Price

   (e)  Resale Restrictions                Not Applicable

   (f)  Tax Effects of                     Federal Income Tax
        Plan Participation                 Consequences

   (g)  Investment of Funds                Not Applicable

   (h)  Withdrawal from the Plan,          Not Applicable
        Assignment of Interest

   (i)  Forfeitures and Penalties          Termination of Rights

   (j)  Charges and Deductions             Not Applicable
        and Liens Therefor

2. Information with Respect                Available Information,
   to the Registrant                       The Company

3. Incorporation of Certain                Documents Incorporated
   Information by Reference                by Reference

4. Description of Securities               Securities Covered by the
                                           Prospectus, Part II

5. Interests of Named Experts              Legal Matters, Part II
   and Counsel

6. Indemnification of Directors            Indemnification of
   and Officers                            Directors and Officers,
                                           Part II

7. Exemption from Registration             Not Applicable
   Claimed

8. Exhibits                                Part II

9. Undertakings                            Part II

                                   PROSPECTUS

                           Lillian Vernon Corporation
                                $ .01 Par Value

         This Prospectus relates to the offering of a maximum 100,000 shares of Common Stock to employees of Lillian Vernon Corporation, as described in the Employee Stock Purchase Plan.

                        Securities Covered by Prospectus

         100,000 shares of Common Stock $ .01 par value, under the Employee Stock Purchase Plan.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offering described herein, and information or representations not herein contained in this Prospectus, and if given or made, must not be relied upon as having been authorized by the Company, or anyone who may be an underwriter with respect to such offering. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation, except where otherwise indicated herein. This Prospectus speaks as of its date and neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                               -----------------


               The date of this Prospectus is August 26, 1998.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-8 together with all amendments (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock described in this Prospectus and of which this Prospectus forms a part. Such Registration Statement and the exhibits thereto can be inspected and copied at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act'), and in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects by such reference.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus.

                                  THE COMPANY

         Lillian Vernon Corporation (the "Company"), a Delaware corporation, is a direct mail specialty catalog company concentrating on the marketing of gift, household, gardening, kitchen, Christmas and children's products. The Company, a predecessor of which was founded in 1951, seeks to provide customers with reasonably priced products that can be differentiated from competitive products, either by design, price or personalization. In fiscal 1998, the Company published 34 catalog editions, and mailed over 178,000,000 catalogs to past and prospective customers.

                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Company's Board of Directors in February 1998 and approved by the Company's stockholders at the Company's Annual Meeting held on July 15, 1998.

         The Purchase Plan replaced the Company's prior Employee Stock Purchase Program which terminated in fiscal 1998 upon the utilization of the shares reserved for that Program.

         Pursuant to the Purchase Plan, shares of the Company's Common Stock will be offered to eligible employees, at a discount of up to 15% from the prevailing market price. The Board of Directors believes that the Purchase Plan will act as an incentive to encourage stock ownership by employees of the Company by acquiring or increasing their proprietary interest in the Company. The Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company.

         There are 100,000 shares of Common Stock reserved for issuance under the Purchase Plan.

         The following is a summary of the basic provisions of the Employee Stock Purchase Plan, which summary does not purport to be complete and is subject in all respects to the provisions of the Employee Stock Purchase Plan, to which reference is made. This summary is modified in its entirety by such reference and does not relate, or give effect, to provisions of statutory or common law.

ADMINISTRATION OF THE PURCHASE PLAN

         The Purchase Plan is administered by the Compensation
Committee (the "Committee"). At the present time, the Committee is composed of the following outside directors: Richard A. Berman (Chairman), Bert W. Wasserman and Jonah Gitlitz.

         From time to time, the Board of Directors or the Committee may grant to each eligible employee who is a participant in the Purchase Plan, options to purchase shares of Common Stock during a period to be established by the Board or the Committee (the "Payment Period").

SHARES AVAILABLE FOR DISTRIBUTION

         The Company has reserved 100,000 shares for issuance under the Purchase Plan. Such number of shares is subject to increase or decrease by reason of stock splits, reclassifications, stock dividends, changes in par value and the like. The shares subject to the Purchase Plan shall be authorized and unissued shares of Common Stock or shares re-acquired by the

Company, including shares purchased in the open market and shares held as treasury stock.

AMENDMENT TO THE PURCHASE PLAN

         The Purchase Plan may be terminated at any time by the Board of Directors. It will terminate when all or substantially all of the shares of Common Stock reserved for the purposes of the Purchase Plan have been purchased. If at any time the number of shares reserved for the Purchase Plan are not in sufficient number to satisfy all of the unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Purchase Plan will terminate. Upon termination of the Purchase Plan, all payments not used to purchase stock will be refunded. The Board of Directors may amend the Purchase Plan, but no amendment may become effective, to (i) increase the number of shares to be offered under the Purchase Plan or (ii) change the class of employees eligible to receive options under the Purchase Plan, without prior approval of the Company's stockholders.

INTERPRETATION

         The interpretation and construction by the Committee of any provisions of the Purchase Plan or of any option granted under the Purchase Plan shall be final unless otherwise determined by the Board of Directors.

ELIGIBILITY

         All employees of the Company and any of its participating subsidiaries, shall be eligible to receive options under the Purchase Plan to purchase the Company's Common Stock, except:

         (i) employees who have been employed less than two years;

         (ii) employees whose customary employment is 20 hours or less per week; or

         (iii) employees whose customary employment is for not more than five months in any calendar year.

Any employee who has satisfied the eligibility requirements under the Company's qualified Profit Sharing Plan shall be eligible to receive options under the Purchase Plan to purchase the Company's Common Stock. Notwithstanding the above, any employee who is a "highly compensated employee" as that term is defined by Section 414(q) of the Code, and who is an executive officer and/or vice president of the Company is not eligible to participate in the Purchase Plan. No options will be granted to any employee if he or she owns five percent or more of the total combined voting power of all classes of stock of the Company.

PAYMENT PERIODS AND OPTION PRICE

         From time to time, the Board of Directors or the Committee may grant to each eligible employee options to purchase, during the Payment Period, the Company's Common Stock at an Option Price established by the Board or the Committee. In no event may the option period exceed twenty-seven (27) months. The Board or the Committee shall have the discretion to determine the number of options granted at a particular time. Any options granted shall be allocated equally to each Purchase Plan participant. A participant who has received an option may purchase shares of Common Stock by exercising any and all options granted to him or her during the Payment Period. The Payment Period for the grant shall be established by the Board or the Committee at the time of each grant.

         The Option Price for each Payment Period shall be no less than 85% of the average market price of the Common Stock on the last business day of the fiscal quarter. The average market price is the average of the high and low prices of the Common Stock as traded on the American Stock Exchange. Business day for the purposes of the Purchase Plan means a day on which there is trading on a national securities exchange.

         No employee shall be granted an option which permits his or her rights to purchase Common Stock to accrue at a rate which exceeds $25,000 of such stock for each calendar year in which such option is outstanding.

TERMINATION OF RIGHTS

         An employee's rights under the Purchase Plan terminates when he or she ceases to be an employee of the Company because of retirement, resignation, layoff, discharge, death, change of status or for any other reason.

TRANSFERABILITY

         Employee's rights under the Purchase Plan are non-transferable.

EXERCISE OF OPTIONS

         Employees will be deemed to have exercised all or a portion of his or her grant of options by (i) tendering payment in cash or such other medium acceptable to the Committee; and (ii) by completing such administrative forms as prescribed by the Committee. The purchase price and the completed forms must be completed and tendered before the last business day of the Payment Period for a particular grant.

RE-OFFER OF SHARES

         Although the Purchase Plan is intended to provide Common Stock to employees for investment and not resale, the Company does not intend to restrict or influence any employee in the conduct of his or her own affairs. Upon the filing and effectiveness of this registration statement, an employee may sell stock purchased under the Purchase Plan at any time he or she chooses. Due to certain federal tax requirements, each employee pursuant to the Purchase Plan, will agree to give the Company notice of any stock disposed of by the employee within two years of the grant of the option or within one year of the exercise of the option, showing the number of shares of stock disposed of.

FEDERAL INCOME TAX CONSIDERATIONS

         The Company intends the Employee Stock Purchase Plan to qualify as a Code Section 423(b) Plan. Accordingly, if the employee does not dispose of the stock acquired through the Purchase Plan within two years from the date of the granting of the option to purchase or within one year after the transfer of the shares to the employee, then no income will be realized by the employee either at the time of the grant of the option or when the shares are actually acquired. Where the option price for the stock is between 85% and 100% of the fair market value of the stock at the time the option was granted, the employee realizes ordinary income to the extent of the lesser of (i) the amount by which the fair market value of the stock at the time the option was granted exceeds the option price; or (ii) the amount by which the fair market value of the stock at the time of disposition of the stock exceeded the price paid. Any remaining gains, representing appreciation that has occurred from the date the stock was acquired to the date the stock was disposed of, will be taxed at capital gain rates.

         Absent an early disposition of the stock by an employee, the Company will not be entitled to a deduction at the grant or exercise date.

         Transfer Agent

         The transfer agent for the Company's Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York,
New York 10004.

                      Documents Incorporated by Reference

         The Company hereby incorporates by reference into this Prospectus, (i) its Annual Report on Form 10-K for the year ended February 28, 1998, (ii) its Form 10-Q report for the period ended May 30, 1998; and (iii) its Proxy Statement for the Annual Meeting of Stockholders held on July 15, 1998. The description of the Company's Common Stock as set forth in the final prospectus contained in the Company's Form S-1 Registration Statement which became effective on August 12, 1987 is also incorporated by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which the Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference. A copy of any such document will be provided by the Company without charge to each person to whom a copy of this Prospectus is delivered or the written or oral request of such person to the Company at One Theall Road, Rye, New York 10580-1450. Attention:
Susan Handler, Secretary, Telephone No. (914) 925-1200.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the effect that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

                                 Legal Matters

         The legality of the shares offered hereby have been passed upon by Salon, Marrow & Dyckman, LLP, 685 Third Avenue, New York, New York 10017. Leo Salon, a partner of Salon, Marrow & Dyckman, LLP, is a director of the Company and owns 2,250 shares of Common Stock. Mr. Salon has the right to acquire 4,500 shares of Common Stock pursuant to the Company's 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan, and the right to acquire 12,500 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors. Mr. Salon also has the right to acquire 5,000 shares of Common Stock pursuant to the Company's 1997 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan. Mr. Salon is a director of the Lillian Menasche Vernon Foundation, Inc., a charitable foundation, which foundation owns an aggregate of 536,098 shares of Common Stock.

                                    Experts

         The Company's consolidated financial statements as of February 28, 1998 and February 22, 1997 and for each of the three fiscal years in the period ended February 28, 1998, incorporated by reference in this Registration Statement have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the firm as experts in accounting and auditing.

                   Indemnification of Directors and Officers

         Pursuant to the provisions of the Delaware General Corporation Law, a corporation organized under the laws of the state of Delaware has the power to indemnify a corporate agent

(i.e., any person who is or was an officer, director, employee or agent of a corporation) against his expenses and liabilities in any proceeding brought against him or in the defense of any claim, in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation if (a) such corporate agent acted in good faith and a manner reasonably believed to be in or not opposed to the best interests of the corporation; and
(b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In certain cases, a corporate agent must be indemnified where he has been successful on the merits or otherwise in defense of any claim, issue or matter therein. In other cases, indemnification may be made by a corporation upon a determination that indemnification is proper in the circumstances because the corporate agent either acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation or in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. In other instances, if a corporation upon application of a corporate agent, has failed or refused to provide for indemnification as either required or permitted, a corporate agent may apply to a court for an award of indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.

                                    Part II

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by Lillian Vernon Corporation, a Delaware corporation (the "Company") are incorporated as to their respective dates in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998;

         (b) The Company's Quarterly Report on Form 10-Q for the three (3) months ended May 30, 1998;

         (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended February 28, 1998; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, Registration No. 33-15430.

         All documents filed by the Company with the Commission, pursuant to
Section 13, 14 or 15(d) of the Exchange Act hereto, but prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel

         The legality of the shares offered hereby has been passed upon for the Company by Salon, Marrow & Dyckman, LLP, 685 Third Avenue, New York, New York 10017. Leo Salon, a partner of Salon, Marrow & Dyckman, LLP, a director of the Company, owns 2,250 shares of Common Stock. He has the right to acquire 4,500 shares of Common Stock pursuant to the Company's 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan and has the right to acquire 12,500 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors. Mr. Salon also has the right to acquire 5,000 shares of Common Stock pursuant to the Company's 1997 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan. Mr. Salon is a director of the Lillian Menasche Vernon Foundation, Inc. a charitable foundation, which foundation owns an aggregate of 536,098 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a Company to the Company or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breaches his duty of loyalty, fails to act in good faith, engages in intentional misconduct or knowingly violates a law, authorizes the payment of a dividend or approves a stock repurchase in violation of the DGCL or obtains an improper personal benefit. The Company's Certificate of Incorporation, a copy of which is incorporated by reference, contains a provision which eliminates directors' personal liability as set forth above.

         Section 145 of the DGCL permits a corporation to indemnify its directors and officers.

         Article IV of the Company's By-Laws provides for indemnification of corporate agents as follows:

         "Section 1. Non-Derivative Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint-venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         "Section 2. Derivative Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in connection with the defense or settlement of such action or suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         "Section 3. Expenses. To the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article IV, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith."

         "Section 4. Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article IV (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of the stockholders."

         "Section 5. Undertakings. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors in the specific case and only upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article IV."

         "Section 6. Non-Exclusivity. The indemnification provided by this
Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person."

         "Section 7. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article IV or of the General Corporation Law of the State of Delaware."

         "Section 8. Definitions. For the purpose of this Article IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article IV".

         "Section 9. Indemnification Agreements. Without limiting the generality of the foregoing, the Company shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Company in connection with their service to or status with the Company or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Company."

         The Company has entered into indemnification agreements with its officers and directors providing for payment of (i) all expenses incurred by an officer and director in connection with any potential liability, (ii) any awards or judgments rendered against said officer and director and (iii) any amount paid in settlement provided that the officer and director did not act in bad faith and acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements provide for advancement of expenses in certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         3        Articles of Incorporation as amended
                  and By Laws(1)

         4.1      Employee Stock Purchase Plan                            E-1


         5.1      Opinion of Salon, Marrow & Dyckman, LLP                 E-6

        24(a)     Consent of Salon, Marrow & Dyckman,
                  LLP to be named in the Registration
                  Statement.  Reference is made to
                  Exhibit 5.1 to this Registration
                  Statement which includes
                  such consent.

        24(b)     Consent of PricewaterhouseCoopers LLP                  E-8

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

---------------
(1) Filed with the Registration Statement on Form S-1 (File No. 33-15430) and with Form 10-Q for the Quarter ended August 28, 1987 and incorporated by reference herein.

         Provided however that paragraphs (a)(l)(i) and (a)(l)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized in Rye, New York on this 25th day of August, 1998.

                           LILLIAN VERNON CORPORATION


Dated: August 25, 1998                          By: /s/ Lillian Vernon
                                                  ----------------------------
                                                  Lillian Vernon
                                                  Chairman of the Board
                                                  and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Lillian Vernon and David C. Hochberg and each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Lillian Vernon Corporation and on the dates indicated.


Signature                            Title                          Date
---------                            -----                          ----

/s/ Lillian Vernon
-------------------------     Chairman of the Board            August 25, 1998
Lillian Vernon                of Directors and Chief
                              Executive Officer
                              (Principal Executive
                              Officer)

/s/ Robert S. Mednick
-------------------------     Vice President-Chief             August 25, 1998
Robert S. Mednick             Financial Officer
                              (Prinicpal Financial
                              and Accounting Officer)

/s/ Howard P. Goldberg
-------------------------     President and Director           August 25, 1998
Howard P. Goldberg

/s/ David C. Hochberg
-------------------------     Vice President-Public            August 25, 1998
David C. Hochberg             Affairs and Director

/s/ Leo Salon
-------------------------     Director                         August 25, 1998
Leo Salon

/s/ Bert W. Wasserman
-------------------------     Director                         August 25, 1998
Bert W. Wasserman

/s/ Richard A. Berman
-------------------------     Director                         August 25, 1998
Richard A. Berman

/s/ Jonah Gitlitz
-------------------------     Director                         August 25, 1998
Jonah Gitlitz


-------------------------     Director                         _________, 1998
Elizabeth M. Eveillard

                               INDEX TO EXHIBITS



4.1            Employee Stock Purchase Plan                            E-1

5.1            Opinion of Salon, Marrow & Dyckman, LLP                 E-6

24(a)          Consent of Salon, Marrow & Dyckman, LLP
               (included in Exhibit 5.1)

24(b)          Consent of PricewaterhouseCoopers LLP                   E-8